Exhibit 99.1

FOR IMMEDIATE RELEASE

Power REIT Expands Greenhouse Property for Cannabis Cultivation and Processing in Colorado

Old Bethpage, New York, May 1, 2020, Power REIT (NYSE-AMEX: PW) (“Power REIT” or the “Trust”) today announced that it has entered into an agreement for a 5,040 square-foot greenhouse expansion for the cultivation of cannabis at its southern Colorado property (“Maverick 5”), which is owned by a wholly owned subsidiary of the Trust. Power REIT’s investment in the expansion is $340,000 and the lease amendment is structured to provide additional straight-line annual rent of approximately $63,000, representing an estimated yield of over 18%.

Power REIT acquired Maverick 5 on March 19, 2020 for $150,000. As part of the acquisition, the Trust agreed to fund the immediate construction of 5,040 square feet of greenhouse space and 4,920 square feet of head-house/processing space. This project is currently under construction and anticipated to be completed by mid-July 2020.

David Lesser, Power REIT’s Chairman and CEO, commented, “We are pleased that the initial Maverick 5 expansion is proceeding ahead of schedule and we are able to quickly add an expansion to meet our tenant’s evolving business needs with additional greenhouse cultivation space. Since closing on this acquisition and commencing construction, our tenant has accelerated plans to populate the facility with cannabis plants, which has led to the expedient need to expand the scope of the current construction project to add an additional greenhouse bay. The modularity of greenhouses has allowed us to meet our tenant’s needs and move forward with the additional space. This is the second time, we have efficiently moved forward with an expansion of a greenhouse property in our portfolio, which demonstrates the economic resiliency of our greenhouse focused business plan.”

FFO ASSUMPTIONS

The Maverick 5 expansion is immediately accretive to FFO by adding $63,000 of straight-line rent which translates to incremental FFO of approximately $0.033 per share per annum on a run rate basis. Omitting future available capital deployments, this transaction along with the other recently announced greenhouse related transactions should increase FFO by over 65% on a run rate basis relative to Power REIT’s stabilized FFO prior to embarking on our updated business plan in July 2019. Assuming Power REIT deploys its remaining capital equally over the next two quarters, the year-end “run-rate” for FFO per share should exceed $1.60 per share, which assumes that the capital is deployed at a 12.5% yield. Similarly, if Power REIT deploys its capital at a rate in-line with recent acquisitions, the year end FFO “run-rate” could exceed $1.90 per share, which more than triples the previous performance prior to the implementation of Power REIT’s new business plan in the middle of last year.

Mr. Lesser continued, “When we acquired Maverick 5, we indicated that our tenant was well positioned for near-term expansion. This transaction demonstrates the demand for an essential business and where the tenant is likely to have additional expansion needs. This supply and demand dynamic will likely allow us to deploy additional capital on an attractive risk adjusted basis.” Mr. Lesser concluded, “With an extensive acquisition pipeline, we feel cautiously optimistic that we will be able to deploy the remainder of the capital currently available for investment in the near term. Cannabis operators currently have limited access to capital sources which means that Power REIT should be able to deploy much needed capital at attractive risk adjusted returns.”

As previously disclosed, Power REIT recently completed a $15.5 million debt financing at a rate of 4.62% which fully amortizes over a 35-year term. Approximately $4.7 million of the funds have been earmarked to acquire assets and expand greenhouse cultivation assets we have acquired. In addition to this expansion transaction, Power REIT has an extensive pipeline of CEA acquisition targets and is actively working to deploy the remainder of the capital available for investment.

UPDATE ON CONSTRUCTION ACTIVITY

Power REIT is currently has four greenhouse projects in southern Colorado in various stages of construction. The state of Colorado has deemed cannabis an essential service including the construction of cultivation facilities. Power REIT’s construction activities remain on or ahead of schedule. Below is a summary of the status of the construction projects currently underway:

Maverick 1

On December 31, 2019, Power REIT announced that it had entered into an agreement to expand its property referred to as Maverick 1 by adding an additional 10,800 sf of greenhouse space. The property is now fully enclosed and working towards finalizing the interior construction including mechanical, electric and light depravation shades. Our tenant has indicated that the expansion should be ready for occupancy by June 1, 2020.

Maverick 14

On February 6, 2020, Power REIT announced the acquisition of an existing greenhouse and support buildings and an agreement to construct 15,120 square feet of greenhouse space and 2,520 square feet of head-house/processing space. This construction is proceeding ahead of schedule with all of the poles and trusses for the greenhouse in place and the greenhouse is already fully enclosed and working towards finalizing the interior construction including mechanical, electric and light depravation shades. It is anticipated that the entire property will be ready for occupancy by mid-July 2020.

Sherman 6

On February 6, 2020, Power REIT announced the acquisition of vacant land and an agreement to construct 15,120 square feet of greenhouse space and 7,520 square feet of head-house/processing space. This construction is proceeding ahead of schedule with the processing space anticipated for occupancy by mid-May 2020. In addition, all of the poles and trusses for the greenhouse have been set and the greenhouse is almost fully enclosed. It is anticipated that the entire property will be ready for occupancy by the mid-July 2020.

Maverick 5

On March 20, 2020, Power REIT announced the acquisition of vacant land and an agreement to construct 5,040 square feet of greenhouse space and 4,920 square feet of head-house/processing space. This construction is proceeding ahead of schedule with the processing space anticipated to be ready for occupancy by mid-May, 2020. In addition, all of the columns for the greenhouse have been installed and it is anticipated to be ready for occupancy by the end of June. As described above, Power REIT has now agreed to fund the immediate expansion of greenhouse space by 5,040 square feet which we currently anticipate will be ready for occupancy by mid-July, 2020

Statement on Sustainability

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation.

CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

About Power REIT

Power REIT is a real estate investment trust (REIT) that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture and Renewable Energy. Additional information on Power REIT can be found on its website at www.pwreit.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO

dlesser@pwreit.com

301 Winding Road

Old Bethpage, NY 11804

212-750-0371

www.pwreit.com